UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: December 17, 2018

TRINITY CAPITAL CORPORATION
(Exact name of registrant as specified in its charter)

New Mexico
(State or other jurisdiction of incorporation)

000-50266	85-0242376
(Commission File Number)	(I.R.S. Employer Identification Number)

1200 Trinity Drive, Los Alamos, New Mexico	87544
(Address of principal executive offices)	(Zip Code)

(505) 662-5171
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[X]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  [ ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 17, 2018, in order to mitigate or eliminate certain negative tax consequences under Section 280G of the Internal Revenue Code of 1986, as amended, that may be triggered by the pending merger of Trinity Capital Corporation (the "Company") with and into Enterprise Financial Services Corp, the Company's Board of Directors authorized, subject to certain conditions, the accelerated vesting to December 28, 2018 of certain previously granted performance-based restricted stock units.  The restricted stock units that were accelerated were a portion of those granted on August 27, 2017, January 18, 2018 and March 20, 2018 to John S. Gulas, President and Chief Executive Officer of the Company and Los Alamos National Bank ("LANB"), and Thomas G. Dolan, Chief Financial Officer of the Company and LANB, and aggregated 100,000 shares and 62,500 shares, respectively. The performance targets relating to these restricted stock units had previously been satisfied and vesting was to occur on March 31, 2019.

The authorization of the Company's Board of Directors is subject to the extension of Mr. Gulas' noncompete period from twelve to eighteen months in certain noncompete agreements and the approval by Enterprise Financial Services Corp of such accelerated vesting and the extension of Mr. Gulas' noncompete period.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRINITY CAPITAL CORPORATION

Dated: December 21, 2018	By:	/s/ John S. Gulas
John S. Gulas, President and Chief Executive Officer